Exhibit 23.1
Consent of Independent Auditors
The Board of Directors
Kennedy Wilson Europe Real Estate Plc:
We consent to the incorporation by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, No. 333-184752, No. 333-192059 and No. 333-214390) on Form S-3, the registration statements (No. 333-164928, No. 333-182269, No. 333-197492 and No. 333-218829) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A, and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. of our report dated June 23, 2017, with respect to the consolidated balance sheets of Kennedy Wilson Europe Real Estate Plc and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years ended December 31, 2016 and 2015 and the period from December 23, 2013 (incorporation) through December 31, 2014, which report appears in the Form 8-K of Kennedy-Wilson Holdings, Inc. dated December 28, 2017.
/s/ KPMG
Dublin, Ireland
December 28, 2017